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                                                                    Exhibit 23.4

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of the Amkor Technology, Inc. Registration Statement relating to the 1998 Stock Plan, the 1998 Employee Stock Purchase Plan and the 1998 Stock Option Plan for French Employees.

/s/ SIANA CARR & O'CONNOR, LLP

Paoli, Pennsylvania
August 24, 1999